Exhibit 99.1

Blink Charging Announces Pricing of $20 Million Public Offering of Common Stock

Bowie, MD - December 11, 2025 - Blink Charging Co. (NASDAQ: BLNK), a leading global owner, operator and provider of electric vehicle (EV) charging equipment and services, today announced the pricing of a public offering of 26,666,666 shares of its common stock at a public offering price of $0.75 per share. The closing of the offering is expected to occur on or about December 12, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. and Roth Capital Partners are acting as the exclusive co-placement agents for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $20 million, before deducting the placement agents’ fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering primarily to fund capital expenditures to expand the Company’s owned and operated DC Fast Charging network and to support its working capital and general corporate requirements.

A registration statement on Form S-1 (File No. 333-291943) relating to the offering was declared effective by the Securities and Exchange Commission (the “SEC”) on December 10, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com, or by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660 or by email at rothecm@roth.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Blink Charging

Blink Charging Co. (NASDAQ: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. The Company’s principal line of products and services include the Company’s EV charging networks (“Blink Networks”), EV charging equipment and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains and tracks the EV charging stations connected to the network and the associated charging data. The Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets and transportation hubs.

For more information, please visit https://blinkcharging.com/

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management regarding the Company’s strategy and descriptions of its future operations, prospects and plans, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including market conditions, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of net proceeds from the offering and other risks described in the Company’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

Blink Media Contact

Felicitas Massa

PR@BlinkCharging.com